EXHIBIT 99.1

     [GRAPHIC OMITTED]
[LOGO - EMMIS COMMUNICATIONS]
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For Immediate Release                                                 Contacts:
Friday, Oct. 20, 2006                                  Patrick Walsh, EVP & CFO
                                      Kate Snedeker, Media & Investor Relations
                                                                   317.266.0100

           EMMIS COMPLETES CASH TENDER OFFER AND CONSENT SOLICITATION
                FOR OUTSTANDING 6-7/8% SENIOR SUBORDINATED NOTES
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Indianapolis... Emmis Communications Corporation (NASDAQ: EMMS) announced today that its subsidiary, Emmis Operating Company (the "Company"), has completed its previously announced offer to purchase, at par value, all of the outstanding 6-7/8% Senior Subordinated Notes due 2012 (the "Notes") pursuant to an asset sale offer required under the Indenture governing the Notes for a portion of the Notes (the "Asset Sale Offer") and a tender offer for the balance of the Notes that is combined with a consent solicitation (the "Tender Offer," and together with the Asset Sale Offer, the "Offers").

The Offers expired at midnight EDT on Thursday, Oct. 19, 2006, with $7,449,000 in aggregate principal amount of notes (approximately 1.99% of outstanding notes) tendered and accepted for purchase under the terms of the asset sale offer and with $367,433,000 in aggregate principal amount of notes (approximately 97.98% of outstanding notes) tendered and accepted for purchase under the terms of the tender offer. As described in the Notice of Offer to Purchase and Consent Solicitation Statement dated Sept. 21, 2006, as a result of the tender of more than 50% of the outstanding Notes into the Tender Offer, the holders of notes were deemed to consent to amendments to the Indenture governing the Notes. The Company expects to enter into a Supplemental Indenture to effect those amendments as soon as practicable.

This press release does not constitute an offer to purchase, a solicitation of an offer to purchase or a solicitation of consents with respect to the Notes.
The  Offers  and  Consent  Solicitation  were  made  solely  by the  terms  and conditions set forth in the Notice of Offer to Purchase and Consent Solicitation Statement dated Sept. 21, 2006. Banc of America Securities LLC and Deutsche Bank Securities served as the dealer managers for the Offers.

EMMIS COMMUNICATIONS -- GREAT MEDIA, GREAT PEOPLE, GREAT SERVICE(R)
Emmis is an Indianapolis-based diversified media firm with radio broadcasting, television broadcasting and magazine publishing operations. Emmis owns 21 FM and 2 AM domestic radio stations serving the nation's largest markets of New York, Los Angeles and Chicago, as well as St. Louis, Austin, Indianapolis and Terre Haute, Ind. Emmis owns a radio network, international radio stations, regional and specialty magazines, an interactive business and ancillary businesses in broadcast sales. In May 2005, Emmis announced its intent to seek strategic alternatives for its 16 television stations, and has sold 14 of them. On Sept. 18, 2006 the Company announced its intent to declare a special cash dividend of $4 per share payable pro rata to all holders of the Company's common stock subject to certain conditions.

Note: Certain statements included in this release which are not statements of historical fact, including but not limited to those identified with the words "expect," "will" or "look" are intended to be, and are, by this Note, identified as "forward-looking statements," as defined in the Securities and Exchange Act of 1934, as amended. Such statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of Emmis to be materially different from any future result, performance or achievement expressed or implied by such forward-looking statement. Such factors include, among others:


     o material adverse changes in economic conditions in the markets of Emmis;

     o the ability of Emmis' stations and magazines to attract and retain advertisers;

     o   loss of key personnel;

     o the ability of Emmis' stations to attract quality programming and its magazines to attract good editors, writers and photographers;

     o uncertainty as to the ability of Emmis' stations to increase or sustain audience share for their programs and Emmis' magazines to increase or sustain subscriber demand;

     o competition from other media and the impact of significant competition for advertising revenues from other media;

     o future regulatory actions and conditions in the operating areas of Emmis;

     o the necessity for additional capital expenditures and whether Emmis' programming and other expenses increase at a rate faster than expected;

     o increasingly hostile reaction of various individuals and groups, including the government, to certain content broadcast on radio and television stations in the United States;

     o financial community and rating agency perceptions of Emmis' business, operations and financial condition and the industry in which it operates;

     o the effects of terrorist attacks, political instability, war and other significant events;

     o   rapid changes in technology and standards in Emmis' industry;

     o whether pending transactions, if any, or any of the transactions described above are completed on the terms and at the times set forth, if at all; and

     o other risks and uncertainties inherent in the radio broadcasting and magazine publishing businesses.

Emmis does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.

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